UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2006

Hawaiian Electric Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Hawaii	1-8503	99-0208097
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Richards Street, Honolulu, Hawaii		96813
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(808) 543-5662

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At its meeting held on March 7, 2006, the Hawaiian Electric Industries, Inc. (HEI) Compensation Committee (the Committee) took the following action with respect to the return on average common equity (ROACE) financial measures for the 2006-2008 long-term incentive plan for three of its Named Executive Officers: T. Michael May, President & CEO of Hawaiian Electric Company, Inc. (HECO); Eric K. Yeaman, Financial Vice President, Treasurer and Chief Financial Officer of HEI; and Patricia Uyehara Wong, Vice President-Administration and Corporate Secretary of HEI. Previously, Mr. Yeaman's and Ms. Wong's HEI ROACE goal (weighted 60%) and Mr. May's HECO consolidated ROACE goal weighted 40%) were based on internal budget measures. The Committee changed the measurement of the utility ROACE goal to an external measure based on the Edison Electric Institute Index of Investor-Owned Electric Companies (utility peer group measurement). Mr. May's ROACE goal will be based 100% on the utility peer measurement. Mr. Yeaman's and Ms Wong's ROACE goal will be based 50% on the utility peer measurement and 50% on the American Saving Bank, F.S.B. ROACE, which remains an internal budget measurement.

The Committee also authorized the payment of dividend equivalent rights attributable to outstanding grants of nonqualified stock options and stock appreciation rights held under the HEI Stock Option and Incentive Plan upon the retirement of employees, including the Named Executive Officers as defined by the Securities & Exchange Commission (SEC) (i.e., generally the Chief Executive Officer of HEI and the four other most highly compensated executive officers of HEI). Pursuant to this authorization, dividend equivalents will be paid upon the retirement of an employee at the election of the employee regardless of whether the employee elects at that time to exercise the underlying nonqualified stock option or stock appreciation right, which pursuant to existing grant terms also becomes fully vested upon retirement. The value of the dividend equivalents paid upon retirement will be reduced if, as of the date of retirement, the per share exercise price of the underlying shares exceeds the fair market value of a share of the HEI common stock. In such a case, the number of dividend equivalents payable will be reduced by the number of shares of HEI common stock with a fair market value as of the date of retirement, equal to the amount of such excess multiplied by the number of shares of HEI common stock with respect to which a dividend equivalent payment is elected. As previously disclosed, to satisfy new requirements imposed by Section 409A of the Internal Revenue Code, dividend equivalents credited with respect to nonqualified stock options or stock appreciation rights held by retirement eligible employees generally will be paid (without regard to whether they actually retire) not later than March 15 of the year following the year in which the dividend equivalents are credited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawaiian Electric Industries, Inc.

March 13, 2006	By:	Eric K. Yeaman

Name: Eric K. Yeaman
Title: Financial Vice President, Treasurer and Chief Financial Officer